EXHIBIT 10(xii)

                          INVESTORS TITLE COMPANY

               AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT
               ---------------------------------------------

         THIS AMENDMENT, dated as of the _____________, to the Incentive Stock Option Agreement dated as of the ___________________(the "Option Agreement") between Investors Title Company, a North Carolina corporation (the "Company"), and (the "Optionee") an officer of the Company or one of its subsidiaries (the Optionee's employer is hereinafter referred to as "Employer").

                         W I T N E S S E T H :

         WHEREAS, the Company recognizes the value to it and Employer of the services of the Optionee and is desirous of furnishing him with added incentive and inducement to contribute to the success of the Company and its subsidiaries; and

         WHEREAS, the Board of Directors has adopted, and the shareholders of the Company have approved, the 1997 Stock Option and Restricted Stock Plan (the "Plan"); and

         WHEREAS, pursuant to the Option Agreement and under the terms of the Plan, the Company granted the Optionee a stock option (the "Option") to purchase up to ____ shares of the Company's common stock at the price of______, and

         WHEREAS, under the Plan, the Committee has sole authority to grant options, accelerate the time at which options may be exercised and to amend the terms of any stock options granted under the Plan;

         NOW,   THEREFORE,   in   consideration   of  the  mutual  promises  and
representations contained herein and other good and valuable consideration, it is agreed by and between the parties as follows:

     1. The Option Agreement is hereby amended by deleting clause (d) of paragraph 5 thereof and renumbering clause (e) as new clause (d).

     2. The Option Agreement is hereby amended by deleting paragraph 10 thereof in its entirety and inserting in lieu thereof a new paragraph 10 to read in its entirety as follows:

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     "10. Immediate Vesting of Option. The Option granted hereunder shall become immediately exercisable as to all shares upon the occurrence of any one of the following events:

     (a) Upon the termination of the Optionee's employment by the Company following a "change of control" as hereinafter defined other than for "cause" as hereinafter defined, or

     (b) Upon the Optionee's terminating his employment with the Company following a "change of control," as hereinafter defined, upon the occurrence of the following events (a "Triggering Event"): (i) his authority and/or responsibility are substantially reduced, without his consent, below that in effect as of the date hereof, (ii) the Optionee is required to change his residence or principal place of business from Chapel Hill, North Carolina, or (iii) the travel obligations of the Optionee are, without his consent, increased materially above those in effect as of the date hereof.

         For purposes of this paragraph 10, "cause" shall mean termination due to (i) continued willful or gross neglect of duties for 30 days following receipt by the Optionee of one or more written warnings from his immediate supervisor specifying in detail the duties neglected, (ii) continued intentional refusal to perform the duties for which employed 30 days following receipt by the Optionee of one or more written warnings from his immediate supervisor specifying in detail the Optionee's misconduct, (iii) fraud or embezzlement committed against the Company, or (iv) the Optionee's conviction for a felony.

         For purposes of this paragraph 10, a "change of control" shall be deemed to have occurred upon the occurrence of any of the following events:

          (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or
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          (ii)  Individuals  who  are  "Continuing  Directors,"  as  hereinafter defined, cease for any reason to constitute at least a majority of the Board of Directors; or

          (iii) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or

          (iv) Any merger, consolidation, or like business combination or reorganization of the Company is consummated that results in the occurrence of any event described in clause (i) or (ii) above.

        For purposes of the foregoing, "Continuing Directors" shall mean (i) the directors of the Company in office on the date hereof and (ii) any successor to any such director (and any additional director) who after the date hereof (y) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (z) who is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.

     3. Except as expressly provided herein, the terms of the Option Agreement shall continue to be effective as provided in the Option Agreement.

     4. This Amendment shall be binding upon and inure to the benefit of the Optionee, his personal representatives, heirs and legatees.

        IN WITNESS WHEREOF, this Amendment shall become effective on the date first written above.

                                                     INVESTORS TITLE COMPANY

                                                     By:
                                                        -----------------------
ATTEST:

____________________
Assistant Secretary
(Corporate Seal)
                                                     _________________________
                                                     Optionee



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